Exhibit 10.2

AMENDED AND RESTATED

STOCK PLEDGE AGREEMENT

This AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”), dated May 10, 2011, made by and among Vanity Events Holding, Inc., a Delaware corporation (the “Company”) and the holders signatory hereto (the “Pledgor”) of certain shares of series A convertible preferred stock of the Company, in favor (i) the holder of the Company’s 10% Convertible Debentures, dated April 6, 2011 due, unless due earlier pursuant to the terms therein, one year following their issuance (the “April 2011 Pledgee”) and (ii) the holder of the Company’s 10% Convertible Debentures, dated May 10, 2011 due, unless due earlier pursuant to the terms therein, one year following their issuance  (the “May 2011 Pledgee” and together with the April 2011 Pledgee, collectively the “Pledgee”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Company, Pledgor and April 2011 Pledgee are parties to that certain stock pledge agreement, dated April 6, 2011 (the “Existing Agreement”).

WHEREAS, pursuant to the Existing Agreement, April 2011 Pledgee agreed to lend the Company, up to an aggregate of $135,000 evidenced by the Company’s 10% Convertible Debentures (the “April 2011 Debentures”) issuable pursuant to the terms and conditions set forth in a securities purchase agreement dated April 6, 2011 among the Company and the April 2011 Pledgee (the “April 2011 Purchase Agreement”), upon the terms and conditions contained in such Existing Agreement;

WHEREAS, May 2011 Pledgee has agreed to lend to the Company, and the Company has agreed to borrow from the Pledgee, up to an aggregate of $50,000 evidenced by the Company’s 10% Convertible Debentures (the “May 2011 Debentures” and together with the April 2011 Debentures, collectively the “Debentures”) issuable pursuant to the terms and conditions set forth in a securities purchase agreement dated May 10, 2011 among the Company and the Pledgee (the “May 2011 Purchase Agreement” and together with the April 2011 Purchase Agreement, collectively the “Purchase Agreement”);

WHEREAS, the April 2011 Pledgee and the May 2011 Pledgee have agreed that upon May 2011 Pledgee purchasing the May 2011 Debenture, the May 2011 Pledgee shall be a secured party in accordance with this Agreement and such security interest shall rank pari passu to the security interest granted to the April 2011 Pledgee in accordance with the Existing Agreement;

WHEREAS, pursuant to the provisions of the Purchase Agreement, and as a condition to the obligation of the Pledgee to lend thereunder, the Pledgor, as principal, employee and shareholder of the Company, has agreed to make the pledge contemplated by this Agreement in order to induce Pledgee to perform its obligations under the Purchase Agreement and the Debentures;
WHEREAS, as a condition to the obligation of the Pledgee to lend pursuant to the Debentures, the Company agrees to undertake such action contemplated by this Agreement in order to induce Pledgee to perform their obligations under the Debentures;

WHEREAS, Pledgor own the shares of series A convertible preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), set forth opposite the Pledgor’ names on Schedule A attached hereto;

WHEREAS, terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York at that time (whether or not the UCC applies to the affected Pledged Collateral) (the “UCC”) shall have the meanings ascribed to them in the UCC; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Company, Pledgor, April 2011 Pledgee and May 2011 Pledgee hereby agree that the Existing Agreement is amended and restated in its entirety as follows:

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                      Pledge and Security Interest.  Each Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Pledgee, and grants to the Pledgee a continuing first priority security interest in, a first lien upon and a right of set-off against, all of its respective rights, titles and interests of whatsoever kind and nature in (the “Security Interest”), and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Debentures, the following (collectively, the “Pledged Collateral”):

(a)           270,262 shares of Preferred Stock owned by such Pledgor and set forth on Schedule A attached hereto (the “Pledged Shares”), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)           all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

SECTION 2.                      Security for Obligations.  This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Pledgee now existing or hereafter arising, including but not limited to, under or in connection with this Agreement, the Debentures, the Purchase Agreement and all agreements and documents executed and delivered in connection therewith (collectively, the “Transaction Documents”).

SECTION 3.                      Delivery of Pledged Collateral.

(a)           On or before the date hereof, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, including a signature guarantee, are being deposited with and delivered to Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”), as escrow agent for the Pledged Shares.  The Pledgee shall have the right, at any time after the occurrence of an Event of Default (as hereinafter defined), without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or their nominees any or all of the Pledged Collateral.  In addition, the Pledgee shall have the right at any time after the occurrence of an Event of Default, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b)           If any Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or interest payable in cash or in securities or other property, (iv) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (v) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or (vi) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, such stock certificate, promissory note, instrument, option, right, property, payment or distribution constituting Pledged Collateral shall be, and shall forthwith be delivered to the Escrow Agent to hold as, Pledged Collateral and shall be received in trust for the benefit of the Pledgee, shall be segregated from Pledgor's other property and shall be delivered forthwith to the Escrow Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Obligations.

SECTION 4.                      Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)           Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by such Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, “Liens”).

(b)           The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(c)           No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(d)           There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e)           No authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by such Pledgor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by such Pledgor or (ii) for the perfection of or exercise by the Pledgee of their rights and remedies hereunder.

(f)           Such Pledgor will not transfer, pledge, hypothecate, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Pledgee.

(g)           Such Pledgor shall promptly execute and deliver to the Pledgee such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgee may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Pledged Collateral.

(h)           Such Pledgor shall promptly notify the Pledgee, in sufficient detail, upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Pledged Collateral and of any other information received by such Pledgor that may materially affect the Security Interest or the rights and remedies of the Pledgee hereunder.

(i)           All information heretofore, herein or hereafter supplied to the Pledgee by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

SECTION 5.                      Further Assurances.  Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral.  The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request.

SECTION 6.                      Voting Rights in respect of the Pledged Collateral.

(a)           So long as no Event of Default shall have occurred (unless such Event of Default is waived in writing by the Pledgee):

(i)           Each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if, in the reasonable judgment of such Pledgee, such action would have a material adverse effect on the Security Interest or the rights and remedies of the Pledgee hereunder; provided, further, that such Pledgor shall give the Pledgee at least ten (10) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

(b)           Upon and after the occurrence of any Event of Default (unless such Event of Default is waived in writing by the Pledgee):

(i)           All rights of each Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

SECTION 7.                      Transfers and Other Liens; Additional Shares.

(a)           The Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

(b)           From the date hereof until the Debentures have been indefeasibly paid in full, neither the Company nor any Subsidiary shall issue any shares of Common Stock or Common Stock Equivalents to any Pledgor or to any of their respective affiliates.

SECTION 8.                      Pledgees Appointed Attorney-in-Fact.

(a)           Effective only upon an Event of Default (unless such Event of Default is waived in writing by the Pledgee), the Pledgor hereby appoints the Pledgee as the Pledgor’ attorney-in-fact, with full authority in the place and stead of, and in the name of, the Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(b)           Each Pledgor authorizes the Pledgee, and do hereby make, constitute and appoint the Pledgee and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgor’ true and lawful attorney-in-fact, with power, , to, after the occurrence and during the continuance of an Event of Default, (i) endorse any checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Pledgee; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgor, assignments, verifications and notices in connection with accounts, and other documents relating to the Pledged Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; (v) generally, to do, at the option of the Pledgee, and at the expense of the Pledgor, severally and jointly, at any time, or from time to time, all acts and things which the Pledgee deem necessary to protect, preserve and realize upon the Pledged Collateral and the Security Interest granted herein in order to effect the intent of this Agreement all as fully and effectually as the Pledgor might or could do; and (vi) in the event of the bankruptcy of any Pledgor, to appoint a receiver or equivalent person to marshall such Pledgor’s assets, and such Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(c)           Each Pledgor hereby irrevocably appoints the Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Pledgor where permitted by law.

SECTION 9.                      Pledgee May Perform.  If any Pledgor fails to perform any agreement contained herein, Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by such Pledgor under Section 14 hereof.

SECTION 10.                                The Pledgee's Duties.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received it hereunder, neither no Pledgee shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any

Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral.  Each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

SECTION 11.                                Event of Default.  The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a)           The failure of any Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement, which is not cured within five business days following written notice by Agent to such Pledgor;

(b)           If any of the representation or warranty of any Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect, and is not cured within ten business days following written notice by Agent to such Pledgor;

(c)           The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgee; or

(d)           If any event of default (and expiration of any cure period) shall occur under any of the Transaction Documents.

SECTION 12.                                Cross-Default; Cross-Collateralization.

 The Pledgor acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Company under the Debentures, and that any event of default (following expiration of any applicable cure period) under the Debentures shall constitute a default under this Agreement.  The security interests, liens and other rights and interests in and relative to any of the real or personal property of the Pledgor now or hereafter granted to the Pledgee by the Pledgor pursuant to any agreement, document or instrument, including, but not limited to, this Agreement or the Debentures shall serve as security for any and all of the Obligations, and, for the repayment thereof, Pledgee may resort to any such collateral in such order and manner as they may elect.

SECTION 13.                                Remedies upon Event of Default.  Upon and after the occurrence of any Event of Default:

(a)           The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of the issuer of such Pledged Collateral), all the rights and remedies of a secured party on default under the UCC, and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of the Company, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given.  In addition, Agent may transfer all of the Pledged Collateral to Pledgee, who may hold all of such Pledged Collateral as payment in full of the Obligations

(b)           Any cash held by the Agent or the Pledgee as Pledged Collateral and all cash proceeds received by the Agent or the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or the Pledgee, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 14) in whole or in part against, all or any part of the Obligations.  Any surplus of such cash or cash proceeds held by the Agent or the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor, pro-rata, or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14.                                Expenses.  The Pledgor and the Company, severally and jointly, shall upon demand pay to the Agent and/or the Pledgee the amount of any and all reasonable expenses, including reasonable attorneys’ fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or Pledgee hereunder or (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 15.                                Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations.  Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor.  Upon any such termination, the Agent shall, at the Pledgor’ expense, return, pro-rata, to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 16.                                Governing Law; Terms.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.  Each Pledgor agrees to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement.  Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 17.                                Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

SECTION 18.                                Waivers.

(a)           Waivers.  Each Pledgor waives any right to require the Pledgee to (i) proceed against any person,  (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

(b)           Waiver of Defense.  No course of dealing between the Pledgor and the Pledgee, nor any failure to exercise nor any delay in exercising on the part of the Agent or Pledgee, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver.  No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

SECTION 19.                                Rights Are Cumulative.  All rights and remedies of the Agent and the Pledgee with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

SECTION 20.                                Indemnity.  Each Pledgor, jointly and severally, agrees to indemnify and hold harmless the Agent, the Pledgee and their respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct.  The liabilities of the Pledgor under this Section 20 shall survive the termination of this Agreement.

SECTION 21.                                Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 22.                                Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 23.                                Amendments; Entire Agreement.  This Agreement is subject to modification only by a writing signed by the parties.  To the extent any provision of this Agreement conflicts with any provision of the Debentures, the provision giving Pledgee greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgee under the Debentures.  This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

SECTION 24.                                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that no Pledgor may, without the prior written consent of the Pledgee, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR:

/s/ Shawn Knapp
Print Name:
Address for Notice:

Print Name:
Address for Notice:

THE COMPANY: VANITY EVENTS HOLDING, INC.

By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PLEDGEE FOLLOWS]

[PLEDGEE SIGNATURE PAGES TO VAEV PLEDGE AGREEMENT]

Name of Pledgee: IIG Management LLC

Signature of Authorized Signatory of Pledgee:/s/ Norman Nepo

Name of Authorized Signatory: Norman Nepo

Title of Authorized Signatory: Managing Member

E-mail Address of Authorized Signatory: _______________________

[PLEDGEE SIGNATURE PAGES TO VAEV PLEDGE AGREEMENT]

Name of Pledgee: Greystone Capital Partners LLC

Signature of Authorized Signatory of Pledgee:/s/ Bryan Collins

Name of Authorized Signatory: Bryan Collins

Title of Authorized Signatory: Managing Member

E-mail Address of Authorized Signatory: _______________________

SCHEDULE A

Pledged Shares

270,262 shares of series A convertible preferred stock of the Company certificated as follows:

Pledgor:                                           Number of Shares:

Shawn Knapp                                 270,262